Exhibit 21.1
SUBSIDIARIES OF POST HOLDINGS, INC. (MO)

Name	Jurisdiction of Incorporation/Formation
Post Foods, LLC	Delaware
Post Foods Canada Inc.	British Columbia
Attune Foods, LLC	Delaware
Premier Nutrition Corporation	Delaware
Agricore United Holdings Inc.	Delaware
Dakota Growers Pasta Company, Inc.	North Dakota
Primo Piatto, Inc.	Minnesota
DNA Dreamfields Company, LLC	Ohio
GB Acquisition USA, Inc.	Washington
Nuts Distributor of America Inc.	Washington
Golden Nut Company (USA) Inc.	Washington
Golden Boy Nut Corporation	Delaware
Golden Acquisition Sub, LLC	Delaware
PHI Acquisition LP ULC	British Columbia
PHI Acquisition GP ULC	British Columbia
PHI Acquisition Limited Partnership	British Columbia
Golden Boy Foods Ltd.	British Columbia
Golden Boy Portales, LLC	Delaware
American Blanching Company	Georgia
Dymatize Holdings, LLC	Delaware
Dymatize Enterprises, LLC	Delaware
TA/DEI-A Acquisition Corp.	Delaware
TA/DEI-B1 Acquisition Corp.	Delaware
TA/DEI-B2 Acquisition Corp.	Delaware
TA/DEI-B3 Acquisition Corp.	Delaware
Supreme Protein, LLC	Delaware
Post Acquisition Sub IV, LLC	Delaware
Active Nutrition International GmbH	Germany
MFI Holding Corporation	Delaware
Michael Foods Group, Inc.	Delaware
Michael Foods, Inc.	Delaware
Michael Foods of Delaware, Inc.	Delaware
Crystal Farms Refrigerated Distribution Company	Minnesota
MFI International, Inc.	Minnesota
Northern Star Co.	Minnesota
M.G. Waldbaum Company	Nebraska
Casa Trucking, Inc.	Minnesota
Papetti’s Hygrade Egg Products, Inc.	Minnesota
National Pasteurized Eggs, Inc.	Delaware
National Pasteurized Eggs, LLC	Illinois
MOM Brands Company, LLC	Minnesota
MOM Brands Sales, LLC	Minnesota
Post Consumer Brands, LLC	Delaware
PCB Battle Creek, LLC	Delaware

Name	Jurisdiction of Incorporation/Formation
The Weetabix Company, Inc.	Delaware
Haystack Corporation	Delaware
Weetabix of Canada Ltd.	Canada
Westminster Newco Limited	England and Wales
Westminster Acquisition Limited	England and Wales
Latimer Newco 2 Limited	England and Wales
Latimer Newco Limited	England and Wales
Latimer Holdings Limited	England and Wales
Latimer Group Limited	England and Wales
Latimer Acquisitions Limited	England and Wales
B.L. Marketing Limited	England and Wales
Weetabix Limited	England and Wales
B.L. Agriculture Limited*	England and Wales
Globe Export Services Limited*	England and Wales
Millbrook Haulage and Storage Co. Ltd.	England and Wales
Weetabix Foods Limited*	England and Wales
Weetabix Trustee Limited	England and Wales
Ryecroft Foods Limited	England and Wales
Vibixa Limited	England and Wales
Firestar Limited	Jersey
Melck Street Management Proprietary Limited	South Africa
Alpen Food Company South Africa (Proprietary) Limited	South Africa
Weetabix East Africa Limited*	Kenya
Weetabix GmbH	Germany
Weetabix Iberica SL	Spain
Weetabix Mexico SA de CV	Mexico
Weetabix Ireland Limited	Republic of Ireland
Weetabix Food Trading (Shanghai) Co. Ltd.	China
Weetabix MEA FZE	United Arab Emirates
Westminster (LUX) Partnership	Luxembourg
Westminster (Cayman) Company Limited	Cayman Islands
Westminster (Cayman) Sub Limited	Cayman Islands
Westminster (Cayman) Holding Company Limited	Cayman Islands
Westminster (Cayman) Finance Company Limited	Cayman Islands

* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.